UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 15, 2010

BLUE COAT SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28139	91-1715963
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 North Mary Avenue

Sunnyvale, California 94085

(408) 220-2200

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Blue Coat Systems, Inc. (the “Company”) entered into a Stipulation of Settlement, dated October 1, 2010 (the “Stipulation”), with respect to In re Blue Coat Systems, Inc. Derivative Litigation, Master File No. C-06-4809-JF(RS)(N.D. Cal., filed August 8, 2006), a shareholder derivative suit pending on behalf of the Company against certain of its current and former directors and officers and Ernst & Young LLP (“EY”). The settlement proposed under the Stipulation (the “Proposed Settlement”) will also resolve Chartier v Hanna, et. al., Case No. 1:05-CV-041436, a similar shareholder derivative suit pending in the California Superior Court for the County of Santa Clara (collectively, with the In re Blue Coat Systems, Inc. Derivative Litigation, the “Actions”). The Actions assert claims on behalf of the Company that relate to the alleged backdating of stock options at the Company between 1999 and 2006 and alleged insider trading in 2004. The Actions are described in greater detail in the Form 10-Q filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 27, 2010.

As set forth more fully in the Stipulation, if the Proposed Settlement is given final approval by the Court, the Actions will be terminated and the Company will: (a) receive cash payments totaling $4,164,208 from its insurance carriers and certain individual settling defendants; (b) adopt, implement and maintain various corporate governance reforms; and (c) issue shares of the Company’s common stock valued at $1.775 million to plaintiffs’ counsel to compensate for attorneys’ fees and expenses incurred in the Actions. Additionally, EY will pay $225,000 in cash to plaintiffs’ counsel to compensate for attorneys’ fees and expenses incurred in the Actions. This summary of the terms of the Stipulation is qualified in its entirety by the terms of the Stipulation and its exhibits, a copy of which is attached hereto as Exhibit 99.1 and is posted at www.bluecoat.com/company/investorrelations.

On November 15, 2010, the United States District Court for the Northern District of California (the “Court”) entered an order preliminarily approving the Proposed Settlement. The Court has scheduled a hearing for the consideration of final approval of the Proposed Settlement on January 14, 2011, as described in the Notice of Settlement of Derivative Litigation (the “Notice”), a copy of which is attached hereto as Exhibit 99.2. The Company is required to file this current report and the attached Notice pursuant to the terms of the Proposed Settlement in order to provide notice of the settlement hearing date to the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Stipulation of Settlement and Exhibits thereto

99.2	Notice of Settlement of Derivative Litigation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

DATE: November 22, 2010	By:	/s/ Gordon C. Brooks Gordon C. Brooks Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Stipulation of Settlement and Exhibits thereto

99.2	Notice of Settlement of Derivative Litigation